UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4101 Redwood Ave., Building F, Los Angeles, CA 90066
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Effective as of June 25, 2018, we entered into an amendment agreement to amend the business services agreement dated October 18, 2017 with Business Instincts Group Inc. (“BIG”), whereby the parties agreed to increase the base fee for BIG’s provision of strategic leadership, analysis, project management and administrative management to $105,000 per month from $35,000 per month, effective as of June 1, 2018. We also agreed to pay BIG a bonus in the amount of $280,000 payable on or before June 30, 2018. All other terms of the business services agreement are unaffected and continue in full force and effect. Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of BIG.

Item 9.01	Financing Statements and Exhibits

(d)	Exhibits

10.1	Amendment Agreement dated effective as of June 25, 2018 with Business Instincts Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

June 29, 2018